Exhibit 99.1

February 7, 2008
FOR IMMEDIATE RELEASE

India Globalization Capital, Inc
www.indiaglobalcap.com
CONTACT: Ram Mukunda  (301-983-0998)
Email: ram@indiaglobalcap.com
Fax: 240-465-0273
AMEX: IGC

INDIA GLOBALIZATION CAPITAL, INC. (IGC) ANNOUNCES SPECIAL MEETING OF STOCKHOLDERS TO
APPROVE ACQUISITION OF A CONTROLLING INTEREST
IN SRICON INFRASTRUCTURES, LIMITED  AND TECHNI BHARATHI LIMITED
.

Baltimore, MD – February 7, 2008 – India Globalization Capital, Inc. (AMEX: IGC.U, IGC, IGC.WS, “IGC”) announced today that a Special Meeting of Stockholders will take place on Wednesday, February 20, 2008 at 10:00 a.m., Eastern Standard Time, to vote on the proposed acquisition of a controlling interest in Sricon Infrastructures, Limited  ("Sricon") and Techni Bharathi Limited ("TBL").  IGC’s Special Meeting of Stockholders will be held at the offices of  Seyfarth Shaw, LLP 815 Connecticut Ave, N.W., Suite 500, Washington, D.C. 20006.  Stockholders of record as of the close of business on February 4th, 2008 will be entitled to vote at the special meeting.

At the special meeting, stockholders will be asked to consider and vote on four proposals, including (i) approval of the “Acquisition Proposal” of IGC acting directly or indirectly through one or more newly formed affiliates, consisting of the following proposed acquisitions: a) acquisition of a 63% equity interest in Sricon, b) the acquisition of convertible preference shares, and a direct equity interest in TBL and c) the acquisition from Odeon Limited of convertible preference shares of TBL, which when converted along with the convertible preference shares purchased directly from TBL would result in IGC owning a 77% equity interest in TBL, (ii) election of Sudhakar Shenoy and Suhail Nathani to IGC’s board of directors as Class A directors, (iii) approval of the adoption of the IGC 2008 Omnibus Incentive Plan, and (iv) the approval, if necessary, to adjourn the meeting to a later date or dates to permit further solicitation and vote of proxies.

ABOUT IGC

Based in Bethesda, Maryland, IGC is a special purpose acquisition company for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses with primary operations in India.   IGC raised approximately $67.8 million in gross proceeds through its initial public offering consummated in March 2006 and has dedicated its time since the initial public offering to seeking and evaluating business combination opportunities in India.

ADDITIONAL INFORMATION

IGC has filed with the SEC a preliminary proxy statement and plans to file with the SEC a definitive proxy statement in connection with the proposed transaction.  Copies of the proxy statement and other relevant documents filed by IGC, which contain information about IGC, Sricon and TBL, are available without charge at the U.S. Securities and Exchange Commission's Internet site (http://www.sec.gov).

Stockholders of IGC are urged to read the proxy statement regarding its proposed acquisition of a controlling interest in Sricon and TBL.

The Company, its current directors, executive officers and representatives, and certain individuals nominated to serve as the Company’s directors or executive officers following the proposed acquisition may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with such acquisition.  The Company has retained Morrow & Co. for an estimated fee of $27,500, plus out of pocket expenses, to assist in distributing proxy materials and soliciting proxies. In addition, Ferris, Baker Watts, Incorporated, Ladenburg Thalmann & Co. Inc. and Maxim Group, LLC of the underwriters for the Company’s IPO, may assist in these efforts and may also be deemed to be participants in such solicitations of proxies.  In connection with the Company’s IPO, the Company has agreed to pay the underwriters for the IPO a non-accountable expense allowance, all of which (in the amount of $1,769,400) would not be payable unless and until the Company completes a business combination. The Company will not pay the underwriters additional fees in connection with any such efforts.  Information regarding the Company's current directors and executive officers is available in the Company’s Registration Statement on Form S-1 (Registration No. 333-124942), which was filed with the SEC on May 13, 2005, and subsequent amendments thereto, and are also contained in the Company’s preliminary proxy statement.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are set forth in the proxy statements currently and to be filed with the SEC in connection with the proposed acquisition.